Exhibit 25.2

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM T-1

STATEMENT OF ELIGIBILITY UNDER THE TRUST
INDENTURE ACT OF 1939 OF A CORPORATION
DESIGNATED TO ACT AS TRUSTEE

CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF A
TRUSTEE PURSUANT TO SECTION 305(b)(2) __
_________________

THE BANK OF NEW YORK MELLON TRUST COMPANY,
NATIONAL ASSOCIATION
(Exact name of trustee as specified in its charter)

95-3571558
(Jurisdiction of incorporation	(I.R.S. Employer Identification No.)
if not a U.S. national bank)

700 South Flower Street,
Suite 500
Los Angeles, CA	90017
(Address of principal executive offices)	(Zip code)

Rhea L. Murphy, Legal Department
The Bank of New York Mellon Trust Company, National Association
700 South Flower Street, Suite 500
Los Angeles, California 90017
(213) 630-6476
(Name, address and telephone number of agent for service)
____________

BorgWarner Inc.
(Exact name of obligor as specified in its charter)

Delaware	13-3404508
(State or other jurisdiction	(I.R.S. Employer
of incorporation or organization)	Identification No.)

3850 Hamlin Road
Auburn Hills, Michigan	48326
(Address of principal executive offices)	(Zip code)

_________________

Senior Debt Securities
(Title of the indenture securities)

Item 1. General Information.

Furnish the following information as to the Trustee:

(a)	Name and address of each examining or supervising authority to which it is subject.

Comptroller of the Currency, Washington, D.C. 20219
Federal Reserve Bank, San Francisco, California 94105
Federal Deposit Insurance Corporation, Washington, D.C. 20429

(b)	Whether it is authorized to exercise corporate trust powers.

Yes.

Item 2. Affiliations with Obligor.

If the obligor is an affiliate of the trustee, describe each such affiliation.

None.

Pursuant to General Instruction B of the Form T-1, no responses are included for Items 3-15 of this Form T-1 because the Obligor is not in default as provided under Item 13.

Item 16. List of Exhibits.

Exhibits identified in parentheses below, on file with the Commission, are incorporated herein by reference as an exhibit hereto, pursuant to Rule 7a-29 under the Trust Indenture Act of 1939 (the "Act") and 17 C.F.R. 229.10(d).

1.	A copy of the articles of association of The Bank of New York Mellon Trust Company, National Association. (Exhibit 1 to Form T-1 filed on September 8, 2008 with Registration Statement No. 333-135006).
2.	A copy of certificate of authority of the trustee to commence business. (Exhibit 2 to Form T-1 filed on January 11, 2005 with Registration Statement No. 333-121948).
3.	A copy of the authorization of the trustee to exercise corporate trust powers. (Exhibit 3 to Form T-1 filed on September 8, 2008 with Registration Statement No. 333-135006).
4.	A copy of the existing by-laws of the trustee. (Exhibit 4 to Form T-1 filed on October 28, 2009 with Registration Statement No. 333-162713).
6.	The consent of the trustee required by Section 321(b) of the Act.
7.	A copy of the latest report of condition of the Trustee published pursuant to law or to the requirements of its supervising or examining authority.

SIGNATURE

Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the trustee, The Bank of New York Mellon Trust Company, National Association, a banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in The City of Chicago, and State of Illinois on the 11th day of February, 2011.

                 THE BANK OF NEW YORK MELLON TRUST COMPANY,
NATIONAL ASSOCIATION

By:	/s/ Y. Ash
Name: Y. Ash
Title: Associate

EXHIBIT 6

The consent of the Trustee required by Section 321 (b) of the Act

February 11, 2011

Securities and Exchange Commission
Washington, D.C.  20549

Ladies and Gentlemen:

In connection with the qualification of an indenture by and among BorgWarner Inc. and The Bank of New York Mellon Trust Company, National Association, as trustee, the undersigned, in accordance with Section 321(b) of the Trust Indenture Act of 1939, as amended, hereby consents that the reports of examinations of the undersigned, made by Federal, State, Territorial, or District authorities authorized to make such examinations, may be furnished by such authorities to the Securities and Exchange Commission upon its request therefor.

The Bank of New York Mellon Trust Company,
National Association

By:	/s/ Y. Ash
Name: Y. Ash
Title: Associate

EXHIBIT 7

Consolidated Report of Condition of
THE BANK OF NEW YORK MELLON TRUST COMPANY, NATIONAL ASSOCIATION
of 700 South Flower Street, Suite 200, Los Angeles, CA 90017

At the close of business December 31, 2010, published in accordance with Federal regulatory authority instructions.

Dollar Amounts
In Thousands
ASSETS

Cash and balances due from
Depository institutions:
Noninterest-bearing balances
and currency and coin	2,000
Interest-bearing balances	151
Securities:
Held-to-maturity securities	7
Available-for-sale securities:	754,025

Federal funds sold and securities
purchased under agreements to resell:
Federal funds sold	70,300
Securities purchased under agreements to resell	0
Loans and lease financing receivables
Loans and leases held for sale	0
Loans and leases,
net of unearned income	0
LESS: Allowance for loan and
lease losses	0
Loans and leases, net of unearned	0
income and allowance	0

Trading assets	0
Premises and fixed assets (including
capitalized leases)
Other real estate owned	9,168
Investments in unconsolidated
subsidiaries and associated companies	1
Direct and indirect investments in real estate ventures	0
Intangible assets:
Goodwill	856,313
Other intangible assets	216,233
Other assets	159,872
Total assets	$2,068,070

LIABILITIES

Deposits:
In domestic offices	500
Noninterest-bearing	500
Interest-bearing	0
Not applicable
Federal funds purchased and securities
sold under agreements to repurchase:
Federal funds purchased	0
Securities sold under agreements to repurchase	0
Trading liabilities	0
Other borrowed money:
(includes mortgage indebtedness
and obligations under capitalized
leases)	268,691
Not applicable
Not applicable
Subordinated notes and debentures	0
Other liabilities	235,783
Total liabilities	504,974
Not Applicable

EQUITY CAPITAL

Perpetual preferred stock and related surplus	0
Common stock	1,000
Surplus (exclude all surplus related to preferred stock)	1,121,520
Not Applicable
Retained earnings	438,997
Accumulated other comprehensive income	1,579
Other equity capital components	0
Not Available
Total bank equity capital	1,563,096
Noncontrolling (minority) interests in consolidated subsidiaries	0
Total equity capital	1,563,096
Total liabilities and equity capital	2,068,070

I, Karen Bayz, Managing Director of the above-named bank do hereby declare that the Reports of Condition and Income (including the supporting schedules) for this report date have been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and are true to the best of my knowledge and belief.

Karen Bayz	)	Managing Director

We, the undersigned directors (trustees), attest to the correctness of the Report of Condition (including the supporting schedules) for this report date and declare that it has been examined by us and to the best of our knowledge and belief has been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and is true and correct.

Troy Kilpatrick, MD	)
Frank P. Sulzberger, MD	)	Directors (Trustees)
William D. Lindelof, MD	)